Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 200	1331 Seventeenth Street, Suite 200
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces 2014 Second Quarter Financial Results

•	Expansion of investment management offering with the acquisition of Cherry Hills Investment Advisors
•	Net income increased 15.3% in the second quarter 2014 as compared to the first quarter 2014
•	Net loans grew 22.3% on an annualized basis during the second quarter 2014
•	Net commercial loans grew 26.1% on an annualized basis during the second quarter 2014

DENVER, July 23, 2014 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced second quarter 2014 net income of $4.1 million or $0.19 per basic and diluted common share, an increase of $0.3 million or $0.01 per basic and diluted common share as compared to the same quarter in 2013. The Company’s pre-tax operating earnings(1) in the second quarter 2014 were $6.1 million or $0.29  per basic and diluted common share, an increase of $0.9 million or $0.04 per basic and diluted common share as compared to the same quarter in 2013.

The $0.9 million increase in pre-tax operating earnings in the second quarter 2014 as compared to the same quarter in the prior year was primarily due to a $1.3 million improvement in interest income, attributable to growth in average loan balances of $184.8 million, combined with a $0.3 million increase in investment management and trust income.

“We are pleased to have the expanded investment management offering that Cherry Hills Investment Advisors brings to our clients,” said Paul W. Taylor, President and CEO. “The increase in fee income for the quarter was driven in part by the success of our Wealth Management group and with the addition of Cherry Hills Investment Advisors we expect this growth to continue. Since the acquisition of Private Capital Management in 2012, we have nearly doubled the assets under management, demonstrating the value clients place on local investment management expertise. With the acquisition, our combined assets under management total nearly $700 million.”

“I am also pleased with the increase in net income of 15.3% in the second quarter of 2014 as compared to the first quarter and overall annualized loan growth of 22.3%. We continue to see strong momentum in the growth of our commercial and industrial loans. Our local and experienced bankers have been successful in developing new and expanding existing relationships as the Colorado economy continues to thrive.”

For the six months ended June 30, 2014, net income was $7.6 million or $0.36 per basic and diluted common share, an increase of $1.5 million, or $0.07 per basic and diluted common share as compared to the same period in 2013. Pre-tax operating earnings were $11.4 million or $0.55 per basic and $0.54 per diluted common share for six month period ended June 30, 2014, an increase of $2.1 million or $0.10 per basic and $0.09 per diluted common share for the same period in 2013.

______________________________________________

(1)

“Pre-tax operating earnings” is considered a “non-GAAP” financial measure, which we define as income before income taxes adjusted for (if any) provision (credit) for loan losses, other real estate owned expenses, debt termination expenses, acquisition, reorganization and integration costs, and securities gains and losses. More information regarding this measure and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures in this release.

The $2.1 million increase in pre-tax operating earnings for the six months ended June 30, 2014 as compared to the same period in the prior year was the result of a $1.8 million increase in interest income, mostly related to growth in average loan balances of $175.8 million combined with a $0.4 million decrease in interest expense primarily due to the early redemption of certain trust preferred securities (“TruPS”) during the first quarter 2013.

Key Financial Measures

Income Statement

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands, except per share amounts)
Net income	$4,084	3,542	$3,818	$7,626	$6,090
Earnings per common share - basic	$0.19	0.17	$0.18	$0.36	$0.29
Return on average assets	0.83%	0.75%	0.83%	0.79%	0.67%
Net interest margin	3.66%	3.69%	3.65%	3.67%	3.64%
Adjusted tax-equivalent efficiency ratio	66.11%	68.65%	65.62%	67.35%	69.38%

Balance Sheet

	June 30,	December 31,	Percent	June 30,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands, except per share amounts)
Total investments	$465,717	$442,300	5.3%	$484,971	(4.0)%
Total loans, net of unearned loan fees	1,438,089	1,320,424	8.9%	1,240,555	15.9%
Allowance for loan losses	(22,155)	(21,005)	5.5%	(20,218)	9.6%
Total assets	2,038,890	1,911,032	6.7%	1,866,128	9.3%
Total deposits	1,552,676	1,528,457	1.6%	1,449,251	7.1%
Book value per common share	9.27	8.89	4.3%	8.66	7.0%
Tangible book value per common share	9.03	8.58	5.2%	8.29	8.9%
Equity ratio - GAAP	9.87%	9.91%	(0.4)%	9.93%	(0.6)%
Tangible common equity ratio	9.64%	9.60%	0.4%	9.55%	0.9%
Total risk-based capital ratio	14.43%	14.96%	(3.5)%	14.96%	(3.5)%
Assets under management	$505,342	$462,958	9.2%	$407,274	24.1%

Net Interest Income and Margin

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands)
Net interest income	$17,065	$16,259	$15,739	$33,324	$31,117
Average earning assets	1,870,508	1,787,778	1,731,374	1,829,276	1,722,194
Interest rate spread	3.47%	3.49%	3.44%	3.48%	3.41%
Net interest margin	3.66%	3.69%	3.65%	3.67%	3.64%
Net interest margin, fully tax equivalent	3.75%	3.78%	3.75%	3.76%	3.75%
Average cost of deposits
(including noninterest-bearing deposits)	0.15%	0.16%	0.17%	0.15%	0.18%

Net interest income improved $1.3 million to $17.1 million in the second quarter 2014 as compared to the same quarter in 2013 due to an increase in interest income primarily driven by a $184.8 million, or 15.2% increase in average loan balances. Interest expense remained relatively flat in the second quarter 2014 as compared to the same quarter in the prior year despite a $35.7 million increase in average interest bearing deposits, primarily due to a two basis point decrease in the average cost of deposits.

During the second quarter 2014, net interest margin increased by one basis point to 3.66% as compared to the same quarter in the prior year and decreased three basis points as compared to the first quarter 2014. The increase in net interest margin in the second quarter 2014 as compared to the second quarter in the prior year was primarily the result of a change in the mix of average earning assets primarily due to loan growth. The compression of the net interest margin in the second quarter 2014 as compared to the first quarter 2014 was driven by market pressure on loan rates combined with lower yields on investments, partially offset by a decrease in the average cost of deposits.

Net interest income improved by $2.2 million for the six months ended June 30, 2014 to $33.3 million compared to $31.1 million during the same period in 2013. The increase in net interest income was the result of a $1.8 million increase in interest income combined with a $0.4 million decline in interest expense. The increase in interest income was driven by a $175.8 million increase in average loan balances for the six months ended June 30, 2014 as compared to the same period in 2013.  The decrease in year-to-date interest expense in 2014 as compared to the same period in 2013 was mostly due to the early redemption of high-cost TruPS and related subordinated debentures during the first quarter 2013 combined with a three basis point decline in the cost of deposits, despite a $49.6 million increase in average interest-bearing deposits.

Net interest margin increased three basis points to 3.67% for the six months ended June 30, 2014 as compared to 3.64% for the same period in 2013, primarily as the result of a change in the mix of average earnings assets mostly due to loan growth combined with a decline in the average cost of deposits and early redemption of TruPS and related subordinated debentures during the first quarter 2013.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

	(In thousands)
Noninterest income:
Deposit service and other fees	$2,352	$2,066	$2,318	$4,418	$4,301
Investment management and trust	962	908	700	1,870	1,337
Increase in cash surrender value of
life insurance	293	293	272	586	409
Gain on sale of securities	-	25	54	25	54
Gain on sale of SBA loans	28	137	287	165	423
Other	160	221	80	381	137
Total noninterest income	$3,795	$3,650	$3,711	$7,445	$6,661

Second quarter 2014 noninterest income was $3.8 million as compared to $3.7 million in both the first quarter 2014 and second quarter 2013.

The $0.1 million increase in noninterest income in the second quarter 2014 as compared to the first quarter 2014 was mostly due to $0.2 million increase in deposit service fee income and a  $0.1 million increase in investment management and trust income, partially offset by a decline in gains on sale of SBA loans. As compared to the second quarter 2013, noninterest income increased $0.1 million primarily due to a $0.3 million increase in investment management and trust income, partially offset by a $0.3 million decrease in gains on sale of SBA loans.

During the second quarter 2014, assets under management increased by $10.0 million, or 8.1% annualized, to $505.3 million as compared to March 31, 2014.  Assets under management increased by $98.1 million, or 24.1% during the twelve months ended June 30, 2014. The growth in assets under management was primarily related to the Company’s investment management subsidiary, Private Capital Management reflecting new customer relationships as well as growth in existing relationships. We continue to invest in our Wealth Management group with the acquisition of Cherry Hills Investment Advisors announced on July 16, 2014. Cherry Hills Investment Advisors expands our total assets under management by approximately $178.5 million.

For the six months ended June 30, 2014, noninterest income increased $0.8 million as compared to the same period in 2013. This increase was the result of a $0.5 million increase in investment management and trust income, a $0.2 million increase in bank-owned life insurance income and a $0.2 million increase in customer interest rate swap income.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$8,096	$8,078	$7,213	$16,174	$14,654
Occupancy expense	1,633	1,548	1,598	3,181	3,210
Furniture and equipment	673	695	745	1,368	1,506
Amortization of intangible assets	591	591	706	1,182	1,413
Other real estate owned	22	56	(257)	78	77
Insurance and assessment	605	580	641	1,185	1,249
Professional fees	811	892	853	1,703	1,764
Prepayment penalty on long term debt	-	-	-	-	629
Impairment of long-lived assets	110	-	-	110	-
Other general and administrative	2,332	2,190	2,380	4,522	4,569
Total noninterest expense	$14,873	$14,630	$13,879	$29,503	$29,071

Noninterest expense was $14.9 million in the second quarter 2014 as compared to $14.6 million in the first quarter 2014 and $13.9 million in the second quarter 2013.

Second quarter 2014 noninterest expense increased $0.2 million as compared to the first quarter 2014, primarily due to a  $0.1 million impairment recognized on a former branch held for sale combined with a $0.1 million increase in other general and administrative expense, mostly due to loan related expenses. Noninterest expense increased $1.0 million for the second quarter 2014 as compared to the same quarter in 2013, which was driven by a $0.3 million increase in salaries, a $0.3 million increase in equity compensation and a $0.2 million increase in incentive compensation.

Year-to-date 2014 noninterest expense was $29.5 million as compared to $29.1 million for the same period in 2013. Noninterest expense includes a $1.5 million increase in salary and employee benefit expense comprised of a $0.5 million increase in salaries, a $0.4 million increase in equity compensation and a $0.3 million increase costs related to our self-funded medical insurance plan. The increase in salaries and equity compensation for the first six months of 2014 as compared to the same period in the prior year was primarily due to the consistent achievement of key performance targets. Most other categories of noninterest expense decreased during the six months ended June 30, 2014 as compared to the same period in the prior year, including a  decrease of $0.6 million related to prepayment penalties on long-term debt incurred in 2013 and several smaller declines in occupancy, furniture and equipment, amortization of intangible assets and professional fees.

Balance Sheet

	June 30,	December 31,	Percent	June 30,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands)
Total assets	$2,038,890	$1,911,032	6.7%	$1,866,128	9.3%
Average assets, quarter-to-date	1,985,157	1,905,524	4.2%	1,848,644	7.4%
Total loans, net of unearned loan fees	1,438,089	1,320,424	8.9%	1,240,555	15.9%
Total deposits	1,552,676	1,528,457	1.6%	1,449,251	7.1%

Equity ratio - GAAP	9.87%	9.91%	(0.4)%	9.93%	(0.6)%
Tangible common equity ratio	9.64%	9.60%	0.4%	9.55%	0.9%

At June 30, 2014, the Company had total assets of $2.0 billion, reflecting a $127.9 million increase compared to December 31, 2013 and a $172.8 million increase compared to June 30, 2013. The increase in total assets during the six months ended June 30, 2014 includes a $117.7 million increase in loans, a $23.4 million increase in investments and a

$16.0 million increase in cash. These increases in assets were partially offset by a  $21.9 million decline in securities sold or called, not yet settled and a $4.2 million decrease in other assets.

As compared to June 30, 2013 total assets reflects an increase in net loans of $197.5 million, or 15.9% and a $13.5 million increase in cash, partially offset by a $19.3 million decrease in investments.

The following table sets forth the amounts of loans outstanding at the dates indicated:

	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
	(In thousands)
Loans held for sale	$255	$-	$507	$-
Commercial and residential real estate	949,148	904,124	866,507	787,210
Construction	78,394	67,862	77,657	71,833
Commercial	307,629	288,865	271,843	270,069
Agricultural	11,246	10,917	10,772	10,922
Consumer	59,610	60,010	60,932	63,368
SBA	31,748	30,839	31,010	35,548
Other	871	570	2,039	2,625
Total gross loans	1,438,901	1,363,187	1,321,267	1,241,575
Unearned loan fees	(812)	(875)	(843)	(1,020)
Loans, net of unearned loan fees	$1,438,089	$1,362,312	$1,320,424	$1,240,555

During the three months ended June 30, 2014, loans net of unearned fees increased by $75.8 million. The increase in loans during the second quarter 2014 was primarily due to a $45.0 million increase in commercial and residential real estate, an $18.8 million increase in commercial loans and a $10.5 million increase in construction loans. Commercial and residential real estate growth was comprised mostly of loans to finance the acquisition and development of single and multi-tenant commercial properties as well as $21.9 million in jumbo mortgage loans. Commercial loan growth during the second quarter consisted mostly of loans to businesses and business owners ranging from $1.0 million to $5.0 million. Loans held for sale at June 30, 2014 represents one performing SBA loan that is expected to be sold in the third quarter 2014.

As compared to June 30, 2013, loans net of unearned fees increased by $197.5 million, or 15.9%. The net loan growth was primarily comprised of a $161.9 million increase in commercial and residential real estate loans, including a $65.9 million increase in jumbo mortgage loans and a $37.6 million increase in commercial loans. The growth in loans was primarily the result of new customer relationships, utilization of existing lines of credit and declines in loan payoffs. The utilization rate on commercial lines of credit was 41.5% at June 30, 2014 as compared to 40.7% at March 31, 2014 and 39.9% at June 30, 2013.

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
	(In thousands)
Noninterest bearing deposits	$577,062	$573,653	$564,326	$505,782
Interest-bearing demand and NOW	326,900	327,395	346,449	332,541
Money market	341,962	332,869	326,008	319,957
Savings	119,996	119,416	111,568	105,853
Time	186,756	179,677	180,106	185,118
Total deposits	$1,552,676	$1,533,010	$1,528,457	$1,449,251

Non-maturing deposits increased $12.6 million in the second quarter 2014 as compared to the first quarter 2014, and increased $101.8 million, or 8.1%, as compared to the second quarter 2013. At June 30, 2014, noninterest bearing deposits as a percentage of total deposits was 37.2% as compared to 37.4% at March 31, 2014 and 34.9% at June 30, 2013.

During the second quarter 2014, securities sold under agreements to repurchase decreased by $5.3 million compared to March 31, 2014 and decreased by $3.2 million compared to June 30, 2013.

Total Federal Home Loan Bank (“FHLB”) borrowings were $230.7 million at June 30, 2014 consisting of $110.0 million of term notes and $120.7 million of overnight advances on our line of credit. The $100.7 million increase in overnight FHLB line of credit borrowings as compared to December 31, 2013 was primarily deployed to fund loan growth.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and our subsidiary bank, Guaranty Bank and Trust Company (“Bank”) as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at June 30, 2014	Ratio at December 31, 2013	Minimum Capital Requirement	Minimum Requirement for "Well-Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated	14.43%	14.96%	8.00%	N/A
Guaranty Bank and Trust Company	13.99%	14.37%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio
Consolidated	13.18%	13.71%	4.00%	N/A
Guaranty Bank and Trust Company	12.74%	13.12%	4.00%	6.00%

Leverage Ratio
Consolidated	11.39%	11.49%	4.00%	N/A
Guaranty Bank and Trust Company	11.03%	11.00%	4.00%	5.00%

The declines in the consolidated total risk-based capital ratio and Tier 1 risk-based capital ratio from December 31, 2013 to June 30, 2014 were primarily attributable to the loan growth during the first six months of 2014. The Company has computed its projected regulatory capital ratios on a pro forma basis under the final rule on Enhanced Regulatory Capital Standards, commonly referred to as Basel III. The Company and the Bank currently exceed the capital requirements set forth in the new rules that become effective in the first quarter 2015.

Asset Quality

The following table presents select asset quality data as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
Nonaccrual loans and leases	$13,884	$14,605	$15,476	$18,095	$19,430
Accruing loans past due 90 days or more (1)	-	-	-	-	84

Total nonperforming loans (NPLs)	$13,884	$14,605	$15,476	$18,095	$19,514
Other real estate owned and foreclosed assets	4,373	4,419	4,493	6,211	6,460

Total nonperforming assets (NPAs)	$18,257	$19,024	$19,969	$24,306	$25,974

Total classified assets	$35,010	$27,176	$29,215	$33,993	$36,590

Accruing loans past due 30-89 days (1)	$1,236	$432	$2,123	$1,026	$6,873

Allowance for loan losses	$22,155	$21,550	$21,005	$20,450	$20,218

Selected ratios:
NPLs to loans, net of unearned loan fees (2)	0.97%	1.07%	1.17%	1.40%	1.57%
NPAs to total assets	0.90%	0.97%	1.04%	1.28%	1.39%
Allowance for loan losses to NPLs	159.57%	147.55%	135.73%	113.01%	103.61%
Allowance for loan losses to loans, net of
unearned loan fees (2)	1.54%	1.58%	1.59%	1.58%	1.63%
Loans 30-89 days past due to loans, net of
unearned loan fees (2)	0.09%	0.03%	0.16%	0.08%	0.55%
Texas ratio (3)	7.60%	8.11%	8.71%	10.72%	11.70%
Classified asset ratio (4)	14.58%	11.59%	12.74%	14.99%	16.48%

(1)Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2)Loans, net of unearned loan fees, exclude loans held for sale.

(3)Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.

(4)Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

The following tables summarize past due loans held for investment by class as of the dates indicated:

June 30, 2014	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$-	$-	$12,801	$12,801	$948,613
Construction	-	-	-	-	78,350
Commercial	794	-	73	867	307,455
Consumer	330	-	607	937	59,576
Other	112	-	403	515	43,840
Total	$1,236	$-	$13,884	$15,120	$1,437,834

December 31, 2013	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$590	$-	$13,560	$14,150	$865,960
Construction	277	-	-	277	77,601
Commercial	616	-	624	1,240	271,670
Consumer	146	-	924	1,070	60,893
Other	494	-	368	862	43,793
Total	$2,123	$-	$15,476	$17,599	$1,319,917

During the second quarter 2014, nonperforming assets decreased $0.8 million from March 31, 2014 and decreased by $7.7 million from June 30, 2013. Nonperforming loans at June 30, 2014 includes one out-of-state loan participation with a balance of $10.1 million.

At June 30, 2014, classified assets represented 14.6% of bank-level Tier 1 Capital plus allowance for loan losses compared to 12.7% at December 31, 2013 and 16.5% at June 30, 2013. The increase in this ratio during the second quarter 2014 was primarily the result of an $8.7 million loan transferred to classified assets during the second quarter. As compared to the same quarter in the prior year, classified assets declined $1.6 million.

Net recoveries in the second quarter 2014 were $0.6 million as compared to net recoveries of $0.6 million in the first quarter 2014 and net charge-offs of $3.8 million in the second quarter 2013. The coverage ratio, defined as allowance for loan losses divided by nonperforming loans, increased favorably from 147.6% at March 31, 2014 to 159.6% at June 30, 2014. The increase in the coverage ratio reflects a $0.7 million reduction in nonperforming loans during the quarter in addition to the $0.6 million increase in the allowance for loan losses during the second quarter 2014.

During the quarter ended June 30, 2014, the Company recorded an immaterial provision for loan losses compared to an immaterial credit provision in the first quarter 2014 and no provision in the second quarter 2013. The Company considered the $0.6 million in net recoveries received during the second quarter 2014 when determining the adequacy of the allowance for loan losses and the resulting loan loss provision recognized during the same quarter.

Shares Outstanding

As of June 30, 2014, the Company had 21,707,609 shares of common stock outstanding, consisting of 20,688,609 shares of voting common stock, of which 742,616 shares were in the form of unvested stock awards and 1,019,000 shares of non-voting common stock.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, and pre-tax operating earnings adjusted for (if any) provision (credit) for loan losses, OREO expenses, debt termination expense, acquisition, reorganization and integration costs and securities gains and losses.

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP pre-tax operating earnings to GAAP net income before income taxes as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands, except per share amounts)
Income before income taxes	$5,963	$5,285	$5,571	$11,248	$8,707
Adjusted for:
Provision (credit) for loan losses	24	(6)	-	18	-
Expenses (gains) related to other real
estate owned, net	22	56	(257)	78	77
Prepayment penalty on long term debt	-	-	-	-	629
Impairment of long-lived assets	110	-	-	110	-
(Gain) loss on sale of securities	-	(25)	(54)	(25)	(54)
Pre-tax operating earnings	$6,119	$5,310	$5,260	$11,429	$9,359

Weighted basic average common
shares outstanding:	20,959,337	20,936,295	20,860,228	20,947,880	20,854,858
Fully diluted average common
shares outstanding:	21,059,884	21,028,722	20,941,486	21,054,280	20,934,521

Pre-tax operating earnings per common
share–basic:	$0.29	$0.25	$0.25	$0.55	$0.45
Pre-tax operating earnings per common
share–diluted:	$0.29	$0.25	$0.25	$0.54	$0.45

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	June 30,	December 31,	June 30,
	2014	2013	2013
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$201,300	$189,394	185,324
Less: Intangible assets	(5,348)	(6,530)	(7,935)
Tangible common equity	$195,952	$182,864	177,389

Number of common shares outstanding	21,707,609	21,303,707	21,392,485

Book value per common share	$9.27	$8.89	8.66
Tangible book value per common share	$9.03	$8.58	8.29

Tangible Common Equity Ratio
	June 30,	December 31,	June 30,
	2014	2013	2013
	(Dollars in thousands)
Total stockholders' equity	$201,300	$189,394	185,324
Less: Intangible assets	(5,348)	(6,530)	(7,935)
Tangible common equity	$195,952	182,864	177,389

Total assets	$2,038,890	$1,911,032	1,866,128
Less: Intangible assets	(5,348)	(6,530)	(7,935)
Tangible assets	$2,033,542	$1,904,502	1,858,193

Equity ratio - GAAP (total stockholders'
equity / total assets)	9.87%	9.91%	9.93%
Tangible common equity ratio (tangible
common equity / tangible assets)	9.64%	9.60%	9.55%

The following non-GAAP table reconciles the efficiency ratio and the adjusted tax equivalent efficiency ratio as of the dates indicated:

	Three Months Ended						Six Months Ended
	June 30, 2014		March 31, 2014		June 30, 2013		June 30, 2014		June 30, 2013
	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio	GAAP Efficiency Ratio	Adjusted Tax Equivalent Efficiency Ratio

	(In thousands)
Noninterest expense	$14,873	$14,873	$14,630	$14,630	$13,879	$13,879	$29,503	$29,503	$29,071	$29,071
Adjustments to noninterest expense:
Amortization of intangible assets	(591)	(591)	(591)	(591)	(706)	(706)	(1,182)	(1,182)	(1,413)	(1,413)
Prepayment penalty on long term debt	-	-	-	-	-	-	-	-	-	(629)
Impairment of long-lived assets	-	(110)	-	-	-	-	-	(110)	-	-
Adjusted noninterest expense	$14,282	$14,172	$14,039	$14,039	$13,173	$13,173	$28,321	$28,211	$27,658	$27,029

Noninterest income	3,795	3,795	3,650	3,650	3,711	3,711	7,445	7,445	6,661	6,661
Adjustments to noninterest income:
Tax effected incremental income on
bank owned life insurance	-	165	-	147	-	142	-	312	-	210
Adjusted noninterest income	3,795	3,960	3,650	3,797	3,711	3,853	7,445	7,757	6,661	6,871

Net interest income	17,065	17,065	16,259	16,259	15,739	15,739	33,324	33,324	31,117	31,117
Adjustments to net interest income:
Tax effected incremental income on
municipal bonds	-	411	-	395	-	482	-	806	-	968
Adjusted net interest income	17,065	17,476	16,259	16,654	15,739	16,221	33,324	34,130	31,117	32,085

Adjusted noninterest income
and adjusted net interest income	$20,860	$21,436	$19,909	$20,451	$19,450	$20,074	$40,769	$41,887	$37,778	$38,956

Efficiency ratio	68.47%	66.11%	70.52%	68.65%	67.73%	65.62%	69.47%	67.35%	73.21%	69.38%

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 26 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank and its subsidiary also provide wealth management services, including private banking, investment management, jumbo mortgage loans and trust services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2014	2013	2013
	(In thousands)
Assets
Cash and due from banks	$44,124	$28,077	$30,613
Time deposits with banks	-	-	5,000

Securities available for sale, at fair value	355,477	384,957	432,218
Securities held to maturity	92,447	41,738	34,772
Bank stocks, at cost	17,793	15,605	17,981
Total investments	465,717	442,300	484,971

Loans held for sale	255	507	-

Loans, held for investment, net of unearned loan fees	1,437,834	1,319,917	1,240,555
Less allowance for loan losses	(22,155)	(21,005)	(20,218)
Net loans, held for investment	1,415,679	1,298,912	1,220,337

Premises and equipment, net	46,929	48,080	46,265
Other real estate owned and foreclosed assets	4,373	4,493	6,460
Other intangible assets, net	5,348	6,530	7,935
Securities sold or called, not yet settled	-	21,917	-
Bank owned life insurance	31,894	31,410	30,902
Other assets	24,571	28,806	33,645
Total assets	$2,038,890	$1,911,032	$1,866,128

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$577,062	$564,326	$505,782
Interest-bearing demand and NOW	326,900	346,449	332,541
Money market	341,962	326,008	319,957
Savings	119,996	111,568	105,853
Time	186,756	180,106	185,118
Total deposits	1,552,676	1,528,457	1,449,251
Securities sold under agreement to repurchase and
federal funds purchased	21,744	24,284	24,894
Federal Home Loan Bank term notes	110,000	110,000	110,155
Federal Home Loan Bank line of credit borrowing	120,650	20,000	57,748
Subordinated debentures	25,774	25,774	25,774
Securities purchased, not yet settled	-	3,839	5,000
Interest payable and other liabilities	6,746	9,284	7,982
Total liabilities	1,837,590	1,721,638	1,680,804

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	707,619	706,514	706,086
Accumulated deficit	(399,962)	(405,494)	(412,389)
Accumulated other comprehensive loss	(3,522)	(8,954)	(5,910)
Treasury stock	(102,835)	(102,672)	(102,463)
Total stockholders’ equity	201,300	189,394	185,324
Total liabilities and stockholders’ equity	$2,038,890	$1,911,032	$1,866,128

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$15,438	$14,104	$30,172	$28,186
Investment securities:
Taxable	2,376	2,322	4,708	4,587
Tax-exempt	671	786	1,316	1,579
Dividends	239	170	408	326
Federal funds sold and other	2	67	3	101
Total interest income	18,726	17,449	36,607	34,779
Interest expense:
Deposits	570	615	1,150	1,250
Securities sold under agreement to repurchase and
federal funds purchased	10	11	18	29
Borrowings	882	849	1,718	1,667
Subordinated debentures	199	235	397	716
Total interest expense	1,661	1,710	3,283	3,662
Net interest income	17,065	15,739	33,324	31,117
Provision for loan losses	24	-	18	-
Net interest income, after provision for loan losses	17,041	15,739	33,306	31,117
Noninterest income:
Deposit service and other fees	2,352	2,318	4,418	4,301
Investment management and trust	962	700	1,870	1,337
Increase in cash surrender value of life insurance	293	272	586	409
Gain on sale of securities	-	54	25	54
Gain on sale of SBA loans	28	287	165	423
Other	160	80	381	137
Total noninterest income	3,795	3,711	7,445	6,661
Noninterest expense:
Salaries and employee benefits	8,096	7,213	16,174	14,654
Occupancy expense	1,633	1,598	3,181	3,210
Furniture and equipment	673	745	1,368	1,506
Amortization of intangible assets	591	706	1,182	1,413
Other real estate owned, net	22	(257)	78	77
Insurance and assessments	605	641	1,185	1,249
Professional fees	811	853	1,703	1,764
Prepayment penalty on long term debt	-	-	-	629
Impairment of long-lived assets	110	-	110	-
Other general and administrative	2,332	2,380	4,522	4,569
Total noninterest expense	14,873	13,879	29,503	29,071
Income before income taxes	5,963	5,571	11,248	8,707
Income tax expense	1,879	1,753	3,622	2,617
Net income	$4,084	$3,818	$7,626	$6,090

Earnings per common share–basic:	$0.19	$0.18	$0.36	$0.29
Earnings per common share–diluted:	0.19	0.18	0.36	0.29

Dividend declared per common share:	$0.05	$0.03	$0.10	$0.03

Weighted average common shares outstanding-basic:	20,959,337	20,860,228	20,947,880	20,854,858
Weighted average common shares outstanding-diluted:	21,059,884	20,941,486	21,054,280	20,934,521

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Average Balance Sheets

	QTD Average			YTD Average
	June 30,	December 31,	June 30,	June 30,	June 30,
	2014	2013	2013	2014	2013

	(In thousands)
Assets
Interest earning assets
Loans, net of unearned loan fees	$1,399,857	$1,301,815	$1,215,104	$1,365,695	$1,189,883
Securities	468,550	464,987	503,019	461,535	500,784
Other earning assets	2,101	14,708	13,251	2,046	31,527
Average earning assets	1,870,508	1,781,510	1,731,374	1,829,276	1,722,194
Other assets	114,649	124,014	117,270	117,404	112,747
Total average assets	$1,985,157	$1,905,524	$1,848,644	$1,946,680	$1,834,941

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$560,735	$547,739	$510,596	$554,538	$514,583
Interest-bearing deposits	959,588	953,336	923,931	960,013	910,367
Average deposits	1,520,323	1,501,075	1,434,527	1,514,551	1,424,950
Other interest-bearing liabilities	258,388	205,242	214,856	227,457	211,539
Other liabilities	7,694	8,140	8,280	8,556	8,604
Total average liabilities	1,786,405	1,714,457	1,657,663	1,750,564	1,645,093
Average stockholders’ equity	198,752	191,067	190,981	196,116	189,848
Total average liabilities and stockholders’ equity	$1,985,157	$1,905,524	$1,848,644	$1,946,680	$1,834,941

GUARANTY BANCORP

Unaudited Credit Quality Measures

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
	(Dollars in thousands)
Nonaccrual loans and leases	$13,884	$14,605	15,476	$18,095	$19,430
Accruing loans past due 90 days or more	-	-	-	-	84
Total nonperforming loans	$13,884	$14,605	15,476	$18,095	$19,514

Other real estate owned and foreclosed assets	4,373	4,419	4,493	6,211	6,460
Total nonperforming assets	$18,257	$19,024	19,969	$24,306	$25,974

Total classified assets	$35,010	$27,176	29,215	$33,993	$36,590

Nonperforming loans	$13,884	$14,605	15,476	$18,095	$19,514
Performing troubled debt restructurings	8,318	5,757	6,227	2,500	2,675
Allocated allowance for loan losses	(124)	(104)	(565)	(1,450)	(1,524)
Net investment in impaired loans	$22,078	$20,258	21,138	$19,145	$20,665

Accruing loans past due 30-89 days	$1,236	$432	2,123	$1,026	$6,873

Charged-off loans	$63	$407	644	$110	$4,996
Recoveries	(644)	(958)	(1,045)	(200)	(1,154)
Net charge-offs	$(581)	$(551)	(401)	$(90)	$3,842

Provision (credit) for loan losses	$24	$(6)	154	$142	$-

Allowance for loan losses	$22,155	$21,550	21,005	$20,450	$20,218

Allowance for loan losses to loans, net of
unearned loan fees (1)	1.54%	1.58%	1.59%	1.58%	1.63%
Allowance for loan losses to nonaccrual
loans	159.57%	147.55%	135.73%	113.01%	104.06%
Allowance for loan losses to nonperforming
loans	159.57%	147.55%	135.73%	113.01%	103.61%
Nonperforming assets to loans, net of
unearned loan fees and
other real estate owned (1)	1.27%	1.39%	1.51%	1.87%	2.08%
Nonperforming assets to total assets	0.90%	0.97%	1.04%	1.28%	1.39%
Nonaccrual loans to loans, net of
unearned loan fees (1)	0.97%	1.07%	1.17%	1.40%	1.57%
Nonperforming loans to loans, net of
unearned loan fees (1)	0.97%	1.07%	1.17%	1.40%	1.57%
Annualized net charge-offs to average loans	(0.17)%	(0.17)%	(0.12)%	(0.03)%	1.27%

(1)Loans, net of unearned loan fees, exclude loans held for sale.